UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 10, 2013 (May 9, 2013)

RENT-A-CENTER, INC.

(Exact name of registrant as specified in charter)

Delaware	0-25370	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas  75024

(Address of principal executive offices and zip code)

(972) 801-1100

(Registrant’s telephone
number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 9, 2013, the Board of Directors (the “Board”) of Rent-A-Center, Inc. (the “Company”) appointed Steven L. Pepper to fill a vacancy on the Board.  Mr. Pepper will serve as a Class I director until the 2016 annual meeting of stockholders.  Mr. Pepper has also been appointed to serve as a member of the Audit Committee of the Board.  Mr. Pepper will be entitled to receive compensation for his service as a director consistent with the compensation paid to non-employee directors of the Company, as described in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders.  The Board has determined that Mr. Pepper is “independent” (as defined by the listing standards of The Nasdaq Stock Market, Inc.) and satisfies the audit committee member independence requirements under the rules of the Securities and Exchange Commission and The Nasdaq Stock Market, Inc.

Item 8.01                                           Other Events.

On May 9, 2013, Rent-A-Center, Inc. issued a press release announcing that its board of directors declared a cash dividend in the amount of $0.21 per share payable on July 25, 2013, to common stockholders of record as of the close of business on July 2, 2013.

The press release containing these announcements is furnished as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits

99.1                                                                        Press Release issued on May 9, 2013 by Rent-A-Center, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: May 10, 2013	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President — Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on May 9, 2013 by Rent-A-Center, Inc.